SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): July 10, 2006


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                   0-5905                       62-0156300
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(State of incorporation)      (Commission File No.)         (IRS Employer
                                                           Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)

Item 2.02.        Results of Operations and Financial Condition
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                  On July 10, 2006, the Company issued a press release announcing financial results for the fiscal second quarter and the six month period ended May 31, 2006 (the "Press Release"). A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference herein.

                 The Press Release contains disclosure regarding net income and earnings per share, excluding certain identified items. The adjusted net income and earnings per share disclosures are non-GAAP financial measures (the "Operating Measures"). The Operating Measures exclude (i) for the second fiscal quarter of 2006, the effect of employee stock option expenses under SFAS 123R;
(ii) for the second fiscal quarter of 2005, the effect of a reversal of a charge related to the Dexatrim litigation and loss on early extinguishment debt; (iii) for the first six months of fiscal 2006, the effect of loss on early extinguishment of debt, a recovery related to the Dexatrim litigation and employee stock option expenses under SFAS 123R; and (iv) for the first six months of fiscal 2005, the effect of loss on early extinguishment debt and a reversal of a charge related to the Dexatrim litigation.

                  A reconciliation of each of the Operating Measures to the most comparable GAAP measurement for the fiscal second quarter period and the six month period is contained in the Company's unaudited consolidated statements of income attached to the Press Release. The Company considers disclosure of the Operating Measures to be meaningful information to an investor's understanding of the Company's operating performance and useful for comparison with prior period and forecasted net income and earnings per share. The Company believes that the Operating Measures improve and clarify an investor's understanding of the Company's financial and operational performance. Management of the Company uses these non-GAAP measures to analyze the Company's performance compared to forecasted and prior period results and for other internal purposes.

                  The Press Release also contains disclosure regarding the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA adjusted to exclude litigation settlement items for the second fiscal quarter and first six months of fiscal 2006, non-GAAP financial measures. A reconciliation of EBITDA excluding litigation settlement items to net income, the most directly comparable GAAP financial measure, is contained in the Company's unaudited consolidated statements of income attached to the Press Release.

                  The Company considers EBITDA an important indicator of its operational strength and performance, including its ability to pay interest, service debt and fund capital expenditures. The Company believes that EBITDA adjusted to exclude litigation settlement items provides investors with a useful measure of the Company's ongoing operating performance. Further, EBITDA adjusted to exclude litigation settlement items is one measure used in the calculation of certain ratios to determine the Company's compliance with its existing credit facility. The Company's presentation of adjusted EBITDA should not be construed as an inference that the Company's future results will be unaffected by items similar to those excluded from the calculation of adjusted EBITDA. EBITDA and adjusted EBITDA are not measurements of financial performance and liquidity under GAAP and should not be considered as alternatives to net income, income from operations or any performance measures derived in accordance with GAAP, or as alternatives to cash flows provided by operating, investing or financing activities as measures of liquidity.

                  The non-GAAP financial measures used by the Company do not have standardized meanings prescribed by GAAP and may not be comparable to similar measures for other companies.

                  The information in this current report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.
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(d)    Exhibits:

       99.1     Press Release dated July 10, 2006

                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 10, 2006                      CHATTEM, INC.

                                   By:   /s/ Robert E. Bosworth
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                                         Robert E. Bosworth
                                         President and Chief Operating Officer

                                  EXHIBIT INDEX
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Exhibit No.                Exhibit Description
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99.1                       Press Release dated July 10, 2006